PROSPECTUS SUPPLEMENT (To Prospectus dated September 14, 2022)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-267272

Up to $13,960,500

Ordinary Shares

IceCure Medical Ltd.

We have entered into an equity distribution agreement, or the Equity Distribution Agreement, with Maxim Group LLC, or the Sales Agent, on January 13, 2025, relating to the sale of our ordinary shares, no par value, or the Ordinary Shares, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell the Ordinary Shares having an aggregate offering price of up to $13,960,500 from time to time through the Sales Agent.

Sales of the Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate equal to 2.5% of the gross sales price per share sold pursuant to the terms of the Equity Distribution Agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of the Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

The Ordinary Shares are currently traded in the United States on The Nasdaq Capital Market under the symbol “ICCM”. On January 8, 2025, the last reported sale price of the Ordinary Shares on The Nasdaq Capital Market was $1.29 per Ordinary Share.

Calculated in accordance with General Instruction I.B.5 of Form F-3, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $41,881,678, based on 30,570,568 Ordinary Shares outstanding and a per share price of $1.37, which was the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on January 6, 2025. During the prior 12-month period that ends on and includes the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is January 13, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS Supplement

This prospectus supplement relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission, or the SEC, on September 2, 2022, and that was declared effective by the SEC on September 14, 2022, utilizing a “shelf” registration process. Under this shelf registration statement, we may offer to sell Ordinary Shares having an aggregate offering price of up to $13,960,500 from time to time at prices and on terms to be determined by market conditions at the time of the offering, subject to the General Instruction I.B.5 of Form F-3 as applicable. The securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $100,000,000. As of January 10, 2025, prior to the consummation of this offering, we have sold $24.17 million of securities under the foregoing shelf registration statement. The up to $13,960,500 of the Ordinary Shares that may be offered, issued and sold under this prospectus supplement is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of the Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, all references to “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a company incorporated under the laws of Delaware, IceCure Medical HK Limited, a company incorporated under the laws of Hong Kong, and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

S-ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors while in a patient’s body. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention, for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system and its associated cryoprobes. We received marketing authorization from the U.S. Food and Drug Administration for the IceCure family of products, including IceSense3, ProSense, MultiSense, and XSense, for the treatment of breast fibroadenomas, prostate and kidney tissue, liver metastases, tumors, skin lesions and other indications.

Company Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our Ordinary Shares were listed for trade on the Tel Aviv Stock Exchange, or TASE. On August 26, 2021, our Ordinary Shares were listed for trade on The Nasdaq Capital Market. As of July 24, 2023, our Ordinary Shares are no longer listed on TASE and trade exclusively on The Nasdaq Capital Market. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $13,960,500.

Ordinary Shares outstanding prior to the offering	56,568,999 Ordinary Shares outstanding.

Ordinary Shares to be outstanding after this offering

67,391,092 Ordinary Shares, assuming the sale of 10,822,093 Ordinary Shares at a price of $1.29, which is the last reported sale price of the Ordinary Shares on The Nasdaq Capital Market on January 8, 2025. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Maxim Group LLC, as sales agent or principal.
Use of proceeds

We intend to use the net proceeds from this offering for our research and development efforts, sales and marketing activities, as well as general and administrative corporate purposes, including working capital and capital expenditures.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information about the intended use of proceeds.

Risk factors

Investing in Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

The Nasdaq Capital Market symbol	“ICCM”

Unless otherwise stated, all information in this prospectus supplement is based on 56,568,999 Ordinary Shares issued and outstanding as of January 10, 2025, and does not include the following as of that date:

●	an aggregate of 3,545,350 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.67 to $4.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2006 Employee Share Option Plan, as amended from time to time, or the 2006 Option Plan;

●	an aggregate of 1,045,362 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.7 to NIS 3.2 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under our IceCure Medical Ltd. 2024 Employee Equity Incentive Plan, or the 2024 Incentive Plan; and

●	an aggregate of 840,239 Ordinary Shares issuable upon the vesting of restricted share units, or RSUs, granted under the 2024 Incentive Plan.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including Israel’s multi-front war with terrorist groups and hostile state actors in the Middle East, such as Hezbollah in Lebanon and Hamas in the Gaza Strip, and Iran, respectively, and Israel’s response thereto.

Our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, most of our officers and directors are residents of Israel. Accordingly, political, economic and military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or any other hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Ongoing and revived hostilities in the Middle East or other Israeli political or economic factors, could harm our operations.

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

The intensity and duration of Israel’s current war is difficult to predict, as are such war’s implications on our business and operations. While none of our supply chains have been impacted since the war broke out on October 7, 2023, the ongoing war may create supply and demand irregularities in Israel’s economy in general or lead to macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on us and our ability to effectively conduct our operations. Such potential disruption to our operations may include certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Iranian-backed Houthi Movement.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible or currently occurring hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Ten of our employees, none of whom are members of management, were called up as reservists to active military duty. These reservist employees have since been discharged and returned to employment, however they may be called to military service again. In addition, we rely on service providers located in Israel and our employees or employees of such service providers may be called for service in the current or future wars or other armed conflicts with Hamas and such persons may be absent from their positions for a period of time. As of January 10, 2025, any impact as a result of the number of absences of our personnel and personnel at our service providers or counterparties located in Israel has been manageable. However, military service call ups that result in absences of personnel from our service providers or contractual counterparties in Israel may disrupt our operations and absences for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah Lebanon. As of the end of November 2024, Israel entered into a ceasefire agreement with Hezbollah, but there are no assurances as to whether the agreement will hold or whether further hostilities with Hezbollah will resume. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. Any further hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

Prior to the Hamas attack in October 2023, the Israeli government pursued extensive changes to Israel’s judicial system. In response to the foregoing developments, individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. The risk of such negative developments has increased in light of the recent Hamas attacks and the war against Hamas declared by Israel, regardless of the proposed changes to the judicial system and the related debate. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Risks Related to Enforceability of Civil Liabilities

Investors may have difficulty enforcing judgments against us, our directors and management.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

One member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the People’s Republic of China, or PRC. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States on Mr. Huang and attempts to enforce such a judgment in the PRC could be costly, time consuming and ultimately unsuccessful.

In addition, Mr. Vincent Chun Hung Chan, a member of our board of directors, is a citizen of both Great Britain and the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), and Mr. Li Haixiang, a member of our board of directors, is a citizen of Hong Kong. Mr. Chan and Mr. Haixiang are located in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States and attempts to enforce such a judgment in Hong Kong on Mr. Chan or Mr. Haixiang could be costly, time consuming and ultimately unsuccessful.

To the extent any of our directors are located in China or Hong Kong, it may be difficult for you to enforce liabilities and enforce judgments on these individuals, for you to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of the foregoing, you may have more difficulties in protecting your interests through actions against us, our officers or directors than would shareholders of a company incorporated in a jurisdiction in the United States. See “Enforceability of Civil Liabilities” for a more detailed discussion on enforcement risks related to civil liabilities.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds from this offering, for our research and development efforts, sales and marketing activities, as well as general and administrative corporate purposes, including working capital and capital expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering may incur immediate dilution from the public offering price.

Because we expect the price per Ordinary Share of the Ordinary Shares being offered to be higher than the book value per share of the Ordinary Shares, you may suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 10,822,093 Ordinary Shares are sold during the term of the Equity Distribution Agreement, at a price of $1.29 per Ordinary Share (the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on January 8, 2025), for aggregate gross proceeds of approximately $13,960,500, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate and substantial dilution of $0.93 per Ordinary Share with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you may incur in this offering.

The actual number of the Ordinary Shares we will sell under the Equity Distribution Agreement, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of the Ordinary Shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with the Sales Agent. In addition, the price at which Ordinary Shares are sold by the Sales Agent, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Equity Distribution Agreement may purchase such Ordinary Shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 10,822,093 Ordinary Shares during the term of the Equity Distribution Agreement, the Ordinary Shares sold would equal approximately 16% of our outstanding Ordinary Shares after taking into account such sales based on our outstanding number of Ordinary Shares as of December 31, 2024. This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future, we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

There is no assurance that our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements, and, therefore, we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

In the two financial years prior to the date of this offering, we have incurred losses of $31.6 million in the aggregate, which has resulted in our inability to distribute dividends. We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. In addition, the Israeli Companies Law, 5759-1999, or the Companies Law, imposes restrictions on our ability to declare and pay dividends. See “Dividend Policy” for more information.

We do not know whether a market for our Ordinary Shares will be sustained or what the trading price of our Ordinary Shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares are listed on The Nasdaq Capital Market, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the Ordinary Shares or at all. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration.

The exercise of outstanding options will cause significant dilution to holders of our equity securities and could adversely affect the price of our Ordinary Shares.

As of January 10, 2025, holders of options may exercise their options into up to 2,368,762 Ordinary Shares. In the event that such options are exercised in full, the ownership interest of existing holders of our equity securities will be diluted and may have a negative effect on the trading price of our Ordinary Shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition for future periods, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our available cash our ability to obtain additional funding;

●	our ability to market and sell our products;

●	regulatory developments in the United States and other countries;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to internally develop new inventions and maintain and protect our European, U.S., and other patents and other intellectual property;

●	our ability to obtain and maintain regulatory approvals for our products and their associated indications for use;

●	our ability to retain key executive members;

●	our ability to expose and educate physicians and other medical professionals about the use cases of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passage of future laws;

●	our ability to comply with Nasdaq’s continued listing requirements, and timing and effect thereof;

●	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, as well as in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus supplement as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $13,960,500 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for our research and development efforts, sales and marketing activities, as well as general and administrative corporate purposes, including working capital and capital expenditures.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, timing and progress of our clinical trials, regulatory and competitive environment and other factors that management believes are appropriate. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, the repurchase of shares is treated as a dividend distribution.

The Israeli Companies Law, 5759-1999, or the Companies Law, imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Under new exemptions, however, an Israeli company whose shares are listed outside Israel is permitted to execute distributions through repurchasing its own shares, even if earnings criteria are not met, without the need for a court’s approval. This exemption is subject to certain conditions, including, among others: (i) the distribution meets the solvency criteria; and (ii) there had not been any objection filed by any of the Company’s creditors to the relevant court. If any creditor objects to such distribution, the Company will be required to obtain the court’s approval for such distribution.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10 – Taxation” in our most recent Annual Report on Form 20-F for additional information, which is incorporated by reference herein.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to give additional effect to the sale of 10,822,093 Ordinary Shares in this offering based on an assumed public offering price of $1.29 per Ordinary Share, the last reported sale price for our Ordinary Shares as reported on The Nasdaq Capital Market on January 8, 2025, and after deducting commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
U.S. dollars in thousands	Actual	As adjusted
Cash and cash equivalents	$10,671	$24,102
Shareholders’ equity:
Additional paid-in capital	110,960	124,391
Accumulated deficit	(100,900)	(100,900)
Total shareholders’ equity	$10,060	$23,491
Total capitalization	$10,060	$23,491

The above discussion and table are based on 54,778,879 Ordinary Shares outstanding as of September 30, 2024, and excludes the following as of such date:

●	an aggregate of 3,605,394 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.66 to $4.83) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2006 Option Plan;

●	an aggregate of 1,069,450 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.7 to NIS 3.2 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2024 Incentive Plan; and

●	an aggregate of 860,314 Ordinary Shares issuable upon the vesting of RSUs granted under the 2024 Incentive Plan.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of September 30, 2024, was approximately $0.18 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 54,778,879 the total number of Ordinary Shares outstanding at September 30, 2024.

After giving effect to the assumed sale of our Ordinary Shares during the term of the Equity Distribution Agreement with Maxim Group LLC in the aggregate amount of $13,960,500 at an assumed offering price of $1.29 per Ordinary Share, the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on January 8, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $23.49 million, or $0.36 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $1.24 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.93 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus supplement. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per Ordinary Share	$1.29
Net tangible book value per Ordinary Share as of September 30, 2024	$0.18
Increase in net tangible book value per Ordinary Share attributable to new investors	$1.24
As adjusted net tangible book value per Ordinary Share after this offering	$0.36
Dilution per Ordinary Share to new investors	$0.93
Percentage of dilution in net tangible book value per Ordinary Share for new investors	72%

The above discussion and table are based on 54,778,879 Ordinary Shares outstanding as of September 30, 2024, and excludes the following as of such date:

●	an aggregate of 3,605,394 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.66 to $4.83) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2006 Option Plan;

●	an aggregate of 1,069,450 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.7 to NIS 3.2 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2024 Incentive Plan; and

●	an aggregate of 860,314 Ordinary Shares issuable upon the vesting of RSUs granted under the 2024 Incentive Plan.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Maxim Group LLC, under which we may offer and sell, from time to time, an aggregate of up to $13,960,500 of our Ordinary Shares pursuant to this prospectus supplement and accompanying prospectus through Maxim Group LLC acting as sales agent. A copy of the Equity Distribution Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated by reference into this prospectus supplement.

Upon delivery of a transaction notice and subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent may sell Ordinary Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and any other method permitted by law, including in privately negotiated transactions.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of our Ordinary Shares. The Sales Agent will be entitled to compensation at a fixed commission rate equal to 2.5% of the gross proceeds from each sale of Ordinary Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000, and an additional $2,500 per calendar quarter during which a transaction notice is delivered to the Sales Agent. As of the date of this prospectus supplement, we have paid an expense advance of $15,000 to the Sales Agent for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Sales Agent out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the Equity Distribution Agreement, will be approximately $180,000.

Settlement for sales of Ordinary Shares will occur on the business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Ordinary Shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the Ordinary Shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Ordinary Shares pursuant this prospectus supplement and accompanying prospectus will termination upon the earlier of (i) the sale of all Ordinary Shares registered hereunder, or (ii) termination of the Equity Distribution Agreement as provided therein.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement and accompanying prospectus.

This prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Selected intellectual property matters will be passed upon for us by Kligler & Associates, Tel Aviv, Israel. The Sales Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

EXPERTS

The financial statements of IceCure Medical Ltd. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to IceCure Medical Ltd. annual report on Form 20-F for the year ended December 31, 2023, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 3, 2024;

●	Our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on April 3, 2024, April 15, 2024 (with respect to the first, second, third and fourth paragraphs under the section titled “Healthcare Economics”, and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), April 15, 2024, May 7, 2024 (with respect to the first, second, third and sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 21, 2024, May 28, 2024 (with respect to the press release attached as Exhibit 99.1, excluding the second and third paragraphs thereof), June 4, 2024 (with respect to the first, third and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 1, 2024 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 9, 2024 (with respect to the first and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 16, 2024, July 22, 2024, July 22, 2024 (with respect to the first, second, third and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 6, 2024, August 7, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 14, 2024 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 20, 2024 (other than the second and third paragraphs of Exhibit 99.3), August 28, 2024 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 12, 2024 (with respect to the first, third and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 16, 2024 (with respect to the first, third, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 24, 2024 (with respect to the first paragraph and the sections titled “Key Highlights and findings from the articles include” and “Forward-Looking Statements” in the press release attached as Exhibit 99.1), October 7, 2024 (with respect to the first four paragraphs, the section that summarizes the six abstracts featuring ProSense® presented at EUSOBI 2024 and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), October 21, 2024 (with respect to the first and second paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 8, 2024 (with respect to the first, third and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 25, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), November 26, 2024 (excluding the third and fourth paragraphs in the press release attached as Exhibit 99.1), December 5, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), December 30, 2024, January 3, 2025 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), January 6, 2025, January 13, 2025 (Report No. 3) and January 13, 2025 (Report No. 4); and

●	The description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on August 23, 2021, as amended by Exhibit 2.1 to our Annual Report on Form 20-F filed on April 3, 2024 and any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Tel: +972-4-6230333; Attention: Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; however, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, the judgement does not conflict with any other valid judgments in the same matter between the same parties and an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the laws of Israel and the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if they choose to make the payment in the same foreign currency subject to the laws governing the foreign currency applicable at that time.

In addition, one member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the PRC, another member of our board of directors, Mr. Vincent Chun Hung Chan, is a citizen of both Great Britain and Hong Kong and is located in Hong Kong and another member of our board of directors, Mr. Li Haixiang, is a citizen of and in located in Hong Kong. It may be difficult to enforce liabilities and enforce judgments on these individuals, for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Related to Enforceability of Civil Liabilities—Investors may have difficulty enforcing judgments against us, our directors and management” in this prospectus supplement for further details.

PRC courts may recognize and enforce foreign judgments against Mr. Huang in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity, however, between China and the United States for the mutual recognition and enforcement of court judgments. PRC courts will not enforce a foreign judgment against Mr. Huang if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against Mr. Chan or Mr. Haixiang predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against Mr. Chan or Mr. Haixiang predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Pursuing such a foreign judgment against Mr. Huang, Mr. Haixiang or Mr. Chan, therefore, may incur significant costs and may be time consuming due to the complex nature of prosecuting or litigating any such potential action described above.

PROSPECTUS

$100,000,000

IceCure Medical Ltd.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to the total amount of $100,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, the warrants, and the Ordinary Shares issued or issuable upon exercise of the warrants, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICCM.” On September 1, 2022, the last reported sale price of our Ordinary Shares on Nasdaq was $1.6461 per share. Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “ICCM.”

On August 15, 2022, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $34,567,390, based on 17,028,271 Ordinary Shares outstanding and a per share price of $2.03 based on the closing sale price of our Ordinary Shares on August 15, 2022. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, the Israel Securities Authority nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited, a Hong Kong corporation, and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ABOUT OUR COMPANY

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors while in a patient’s body. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention, for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system.

In addition to our existing lead product, the ProSense system, a single probe system, we have developed an additional multi probe system that is expected to have the ability to freeze several tumors simultaneously or larger tumors, which we refer to as our MultiSense system, which has not been commercialized. In our continued efforts aimed at improving our core technology, we are currently focusing on developing our next generation MultiSense system, which we intend to commercialize subject to regulatory approvals. We are also in the process of developing our next generation single probe system. While these next generation systems are still in various research and development stages, we expect them to be more efficient and user friendly.

Corporate Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our Ordinary Shares were listed for trade on the TASE. On August 26, 2021, our Ordinary Shares were listed for trade on Nasdaq. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2022.

You should read this table in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 20-F for our fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022, as amended by our Form 20-F/A filed with the SEC on August 22, 2022, and our unaudited financial results as of and for the six months ended June 30, 2022, furnished with the SEC on August 15, 2022, which are incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2022
(Unaudited)
Cash and cash equivalents	$13,468
Deposits	4,257
Shareholders’ equity:
Additional paid-in capital	86,275
Accumulated deficit	(67,399)
Total shareholders’ equity	18,876
Total capitalization	$36,601

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities in this offering for working capital and general corporate purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, timing and progress of our clinical trials, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $40,270 which at the present time include the following categories of expenses:

SEC registration fee	$9,270
Printer fees and expenses	$3,500
Legal fees and expenses	$15,000
Accounting fees and expenses	$12,500
Total	$40,270

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for each of the three years then ended incorporated by reference into this prospectus have been so included in reliance upon the report of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 1, 2022, as amended by the Form 20-F/A filed with the SEC on August 22, 2022;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on May 18, 2022 (with respect to the sections titled “Q1 2022 Operational and Financial Highlights,” the bullet points under the section titled “Other Recent Highlights,” the section titled “Financial Results as of and for the Three Months Ended March 31, 2022,” the section titled “Abut IceCure Medical,” and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); June 9, 2022 (with respect to the first through third paragraphs, as well as the sections titled “About IceCure Medical,” and “Forward-looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); June 13, 2022 (with respect to the first, second and third paragraphs, as well as the sections titled “About the Distribution Agreement,” “About IceCure Medical,” and “Forward-looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); July 25, 2022 (with respect to the first through third paragraphs, as well as the sections titled “About IceCure Medical,” and “Forward-looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); July 27, 2022; August 15, 2022 (with respect to the bullet points in the section titled “Q2 2022 Commercial & Operational Highlights”, the section titled “Financial Results for the Six Months Ended June 30, 2022” and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); and August 29, 2022 (with respect to the first and second paragraph and section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K); and

●	the description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on August 23, 2021.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Tel: +972-4-6230333; Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.icecure-medical.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

Up to $13,960,500 of Ordinary Shares

IceCure Medical Ltd.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

January 13, 2025